Exhibit 3.218

Business ID: 938738 Date Filed: 09/25/2008 12:00 PM C. Delbert Hosemann, Jr. Secretary of State

F0100 OFFICE OF THE SECRETARY OF STATE
P O BOX 136, JACKSON, MS 39205-0136
(601)359-1633
Mississippi LLC
Certificate of Formation
The undersigned hereby executes the following document and sets forth:
(fields marked with an asterisks are required)
1. Name of the Limited Liability Company: (The name must include the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)
* Jackson HMA, LLC
2. The future effective date is
(Complete if Applicable)
3. Federal Tax ID if available (Do not put Social Security Number in the box)
64-0907122
4. Name and Street Address of the Registered Agent and Registered Office is (must be in Mississippi)
*Name C T Corporation System
*Physical Address 645 Lakeland East Drive, Suite 101
P.O. Box
*City Flowood MS 39232
* State * Zip4 – Zip 5
5. If the Limited Liability Company is to have a specific date of dissolution, the latest date upon which the Limited Liability Company is to dissolve is
6. Is full or partial management of the Limited Liability Company vested in a manager or managers? (Mark Appropriate box)
* XYes No
7. Other matters the managers or members elect to include: (Attach additional pages if necessary)
Rev. 02/08 1 of 2
864570 SEP 25 08

F0100 OFFICE OF THE SECRETARY OF STATE
P O BOX 136, JACKSON, MS 39205-0136
(601)359-1633
Certificate of Formation
8. Signatures: This certificate must be signed by at least one member, manager, or organizer. (If signed by “manager” box 6 on page one 1 should be marked “yes”.) The name, title, and address of each signer should be included in the spaces indicated. This page may be duplicated for additional signatures.
* Printed Name Timothy R. Parry * Title Sr. Vice President
* By: Signature (please keep writing within blocks)
Street and
Mailing Address
* Physical Address 5811 Pelican Bay Blvd., Suite 500
* P. O. Box
* City Naples FL 34108
State Zip4 – Zip5
Printed Name Title
By: Signature (please keep writing within blocks)
Street and
Mailing Address
Physical Address
P. O. Box
City State Zip4 – Zip 5
Rev. 02/08 2 of 2
864570 SEP 25 08

Business ID: 938738 Date Filed: 10/09/2008 05:00 PM C. Delbert Hosemann, Jr. Secretary of State

F0102 - Page 1 of 2 OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Merger
The undersigned Limited Liability Companies, pursuant to Senate Bill 2395, Chapter 402, Laws of 1994, hereby execute the following Certificate of Merger and set forth:
1. The names and jurisdiction of formation or organization of the Limited Liability Companies
Jackson HMA, LLC, a Delaware limited liability company (Non-Survivor)
Jackson HMA, LLC, a Mississippi limited liability company (Survivor)
2. The plan or agreement of merger has been approved and executed by each party to the merger
3. The name of the surviving Limited Liability Company
Jackson HMA, LLC
4. The future effective date is (Complete if applicable)
5. The plan or agreement of merger. is attached.
6. The Secretary of State of Mississippi is appointed the registered agent of this Limited Liability Company for service process in a proceeding to enforce any obligation of each domestic Limited Liability Company party to the merger. (Applicable only if the surviving organization is a Foreign Limited Liability Company.)
Name of Limited Liability Company Jackson HMA, LLC (DE LLC)
By: Signature By: Hospital Management Associates, Inc. – Manager (Please keep writing within blocks)
Printed Name Timothy R. Parry Title Sr. Vice President
Rev. 01/96
865401 OCT –9 08

F0102 - Page 2 of 2
OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Merger
Street and Mailing Address
Physical Address 5811 Pelican Bay Blvd., Suite 500
P.O. Box
City, State, ZIP5, ZIP4 Naples FL 34108 –2710
Name of Limited Liability Company Jackson HMA, LLC (MS LLC)
By: Signature By: Hospital Management Associates, Inc. – Manager (Please keep writing within blocks)
Printed Name Timothy R. Parry Title Sr. Vice President
Street and Mailing Address
Physical Address 5811 Pelican Bay Blvd., Suite 500
P.O. Box
City, State, ZIP5, ZIP4 Naples FL 34108 –2710
Rev. 01/96
865401 OCT –9 08

PLAN OF MERGER

BETWEEN

JACKSON HMA, LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

AND

JACKSON HMA, LLC

(A MISSISSIPPI LIMITED LIABILITY COMPANY)

This Plan and Agreement of Merger, dated this 7th day of October, 2008, is made pursuant to Section 79-29-209 of the Mississippi Limited Liability Company Act, between Jackson HMA, LLC, a Delaware limited liability company and Jackson HMA, LLC, a Mississippi limited liability company.

WITNESSETH that:

WHEREAS, Jackson HMA, LLC is a limited liability company organized and existing under the laws of the State of Delaware, its Certificate of Formation having been filed in the Office of the Delaware Secretary of State on October 6, 2008 (together with a Certificate of Conversion of Jackson HMA, Inc., converting such corporation to a limited liability company, Jackson HMA, LLC); and

WHEREAS, Jackson HMA, LLC is a Limited liability company organized and existing under the laws of the State of Mississippi, its Certificate of Formation having been filed in the Office of the Mississippi Secretary of State on September 25, 2008; and

WHEREAS, the Sole Member of each constituent limited liability company deems it advisable that Jackson HMA, LLC, a Delaware limited liability company, be merged into Jackson HMA, LLC, a Mississippi limited liability company, on the terms and conditions hereinafter set forth, in accordance with the applicable statutes of Delaware and Mississippi;

NOW, THEREFORE, the limited liability companies, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

ARTICLE ONE

Pursuant to the provisions of the laws of the states of Delaware and Mississippi, Jackson HMA, LLC, a Delaware limited liability company, hereby merges into Jackson HMA, LLC, a Mississippi limited liability company, which shall be the surviving limited liability company.

ARTICLE TWO

The Certificate of Formation of Jackson HMA, LLC, a Mississippi limited liability company, as heretofore amended, is in effect on the date of the merger provided for in this Agreement and shall continue in full force and effect as the Certificate of Formation of the limited liability company surviving this merger.

ARTICLE THREE

The authorized ownership of each limited liability company which is a party to the merger is as follows:

(a) Health Management Associates, Inc., a Delaware corporation, is the Sole Member of Jackson HMA, LLC, a Delaware limited liability company, and owns one thousand (1,000) ownership units representing a 100% ownership interest in Jackson HMA, LLC, a Delaware limited liability company. The number of such ownership units is not subject to change prior to the effective date of the merger.

(b) Health Management Associates, Inc., a Delaware corporation, is the Sole Member of Jackson HMA, LLC, a Mississippi limited liability company, and owns one hundred (100) ownership units representing a 100% ownership interest in Jackson HMA, LLC, a Mississippi limited liability company. The number of such ownership units is not subject to change prior to the effective date of the merger.

ARTICLE FOUR

The manner of converting the ownership units of each constituent limited liability company into units or other securities of the surviving limited liability company shall be as follows:

(a) The one hundred (100) ownership units of Jackson HMA, LLC, a Mississippi limited liability company, which shall be issued and outstanding immediately prior to the effective date of this Agreement, shall remain issued and outstanding.

(b) The one thousand (1,000) ownership units of Jackson HMA, LLC, a Delaware limited liability company, outstanding immediately prior to the effective date of the merger shall be automatically cancelled and extinguished and converted into and become the right to receive one hundred (100) ownership units of Jackson HMA, LLC, a Mississippi limited liability company.

ARTICLE FIVE

The terms and conditions of the merger are as follows:

(a) The limited liability company agreement of Jackson HMA, LLC, a Mississippi limited liability company, as it shall exist on the effective date of this Agreement shall be and remain the limited liability company agreement of the surviving limited liability company until the same shall be altered, amended and repealed as therein provided.

(b) The officers of Jackson HMA, LLC, a Mississippi limited liability company, shall continue in office until the Manager of Jackson HMA, LLC, a Mississippi limited liability company, shall elect new officers.

(c) This merger shall become effective upon filing with the Secretary of State of Mississippi.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged limited liability company shall be transferred to, vested in and devolve upon the

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surviving limited liability company without further act or deed and all property, rights, and every other interest of the surviving limited liability company and the merged limited liability company shall be as effectively the property of the surviving limited liability company as they were of the surviving limited liability company and the merged limited liability company respectively. The merged limited liability company hereby agrees from time to time, as and when requested by the surviving limited liability company or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving limited liability company may deem to be necessary or desirable in order to vest in and confirm to the surviving limited liability company title to and possession of any property of the merged limited liability company acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers of the merged limited liability company and the proper officers of the surviving limited liability company are fully authorized in the name of the merged limited liability company or otherwise to take any and all such action.

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IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their Sole Member have caused these presents to be executed by the Senior Vice President of each party hereto as the respective act, deed and agreement of said limited liability company on this 7th day of October, 2008.

JACKSON HMA, LLC
(a Delaware limited liability company)

By:	/s/ Timothy R. Parry

Timothy R. Parry
Senior Vice President

JACKSON HMA, LLC
(a Mississippi limited liability company)

By:	/s/ Timothy R. Parry

Timothy R. Parry
Senior Vice President

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